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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                   FORM 8-K/A
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 16, 1998



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                                 CYBERCASH, INC.
             (Exact name of registrant as specified in its charter)





      DELAWARE                                   0-27470                       54-725021
(State or other jurisdiction            (Commission File Number)          (I.R.S. Employer)
         of
   incorporation or                                                       Identification No.)
     organization)




     2100 RESTON PARKWAY
       RESTON, VIRGINIA                                20191
    (Address of principal                           (Zip Code)
      executive offices)






      Registrant's telephone number, including area code: (703) 620-4200







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ITEM 5.     OTHER EVENTS

On September 16, 1998, the President and Chief Executive of CyberCash, Inc. ("CyberCash"), William N. Melton, completed the purchase of 350,000 shares of CyberCash Common Stock for an aggregate of $3.5 million. Mr. Melton also is a director on CyberCash's Board of Directors. Another director, Michael L. Rothschild, bought 10,000 shares of CyberCash Common Stock for an aggregate of $100,000. CyberCash's Board of Directors approved the terms of the two stock purchase transactions (with Messrs. Melton and Rothschild abstaining) at a regular board meeting held on August 21, 1998.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CyberCash, Inc.



September 18, 1998                      By: /s/ James J. Condon
                                            -------------------
                                            James J. Condon
                                            Chief Operating Officer and
                                            Chief Financial Officer